UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 6, 2016

ALLIANCE HEALTHCARE SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16609	33-0239910
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Bayview Circle, Suite 400, Newport Beach, California 92660

(Address of principal executive offices, including zip code)

949-242-5300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01: Other Events.

As previously disclosed, pursuant to the Stock Purchase Agreement (the “Purchase Agreement”) entered into on September 16, 2015, Fujian Thai Hot Investment Co. Ltd. (“Fujian Thai Hot”) agreed to purchase approximately 5,537,945 shares of common stock of Alliance Healthcare Services, Inc. (the “Company”) from funds managed by Oaktree Capital Management, L.P. (“Oaktree”) and MTS Health Investors, LLC (“MTS”), and Larry C. Buckelew (“Buckelew” and together with Oaktree and MTS, the “Selling Stockholders”) (the “Transaction”).

On October 23, 2015 and October 12, 2015, respectively, the Company was informed by Fujian Thai Hot that it had received regulatory approvals with respect to the Transaction from the National Development and Reform Commission and the Ministry of Commerce of the People’s Republic of China (“PRC”). As a result, Fujian Thai Hot has received all PRC regulatory approvals required in connection with the closing of the Transaction except for an Outbound Direct Investment Foreign Exchange Registration Certificate (“Foreign Exchange Certificate”) to be obtained prior to closing from a PRC bank designated by the PRC State Administration of Foreign Exchange to handle outbound investment foreign exchange registrations.

On October 26, 2015, the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) with respect to the Transaction expired. In addition, on December 1, 2015, the Selling Stockholders received notice from the Committee on Foreign Investment in the United States (“CFIUS”) that CFIUS had concluded its review of the Transaction and determined that there are no unresolved national security concerns with respect to the Transaction.

The Purchase Agreement provided that either Fujian Thai Hot or the Selling Stockholders may terminate the Purchase Agreement if the Transaction has not been consummated on or prior to January 14, 2016 (the “Termination Date”). On January 5, 2016, the parties to the Purchase Agreement entered into an amendment to revise the Termination Date to February 29, 2016. The Company expects that the Transaction will be consummated in the first quarter of 2016.

The expiry of the waiting period under the HSR Act, the receipt of clearance from CFIUS and the receipt of PRC regulatory approvals satisfy certain conditions to the closing of the Transaction, which remains subject to other customary closing conditions, including the entry by the Company and Fujian Thai Hot into a Governance, Voting and Standstill Agreement, obtaining the Foreign Exchange Certificate and completion of an amendment of certain restrictions contained in the Credit Agreement dated as of June 3, 2013 (as amended to date), among the Company, the lenders party thereto, and Credit Suisse AG, Cayman Islands Branch, as administrative agent in order to permit the consummation of the Transaction.

On January 6, 2016, the Company issued a press release announcing the satisfaction of certain conditions to the closing of the Transaction. A copy of the press release is attached hereto as Exhibit 99.1.

Disclaimer Regarding Forward-Looking Statements

This report contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, without limitation, the closing of the Transaction. Forward-looking statements can be identified by the use of forward looking language such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “plan,” “project,” “will be,” “will continue,” “will result,” “could,” “may,” “might,” or any variations of such words with similar meanings. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. These statements involve risks and uncertainties that could cause actual results to differ materially from those projected. For a complete list of risks and uncertainties, please refer to the Risk Factor section of the Company’s Form 10-K for the year ended December 31, 2014 filed with the Securities and Exchange Commission. Risks and uncertainties related to the proposed Transaction include, but are not limited to, potential adverse reactions or changes to business relationships resulting from the announcement, pendency or completion of the Transaction, uncertainties as to the timing of the Transaction, the possibility that the closing conditions to the proposed Transaction may not be satisfied or waived, adverse effects on the Company’s stock price resulting from the announcement or completion of the Transaction, competitive responses to the announcement or completion of the Transaction, unexpected costs, liabilities, charges or expenses resulting from the Transaction, litigation relating to the Transaction, the inability to retain key personnel, and any changes in general economic and/or industry-specific conditions.

Item 9.01: Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated January 6, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 6, 2016	ALLIANCE HEALTHCARE SERVICES, INC.

	By:	/s/ Howard K. Aihara
		Name:	Howard K. Aihara
		Title:	Executive Vice President and Chief Financial Officer

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